                              CONSULTING AGREEMENT
                              --------------------


          THIS CONSULTING AGREEMENT (this "Agreement"), is made and entered into on this 30th day of December, 1997, effective as of October 1, 1997, by and between HAROLD S. LICHTIN, an individual resident of the State of North Carolina (the "Consultant"), and WEEKS CORPORATION, a Georgia corporation (the "Company");


                                 W I T N E S S E T H:
                                 --------------------

          WHEREAS, the Company desires to hire Consultant as a consultant, and Consultant desires to be hired as a consultant by the Company, on the terms and conditions contained in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                 (S) 1.

                                 Engagement
                                 ----------

          1.1.  Engagement.  Subject to the terms of this Agreement, the Company
                ----------
hereby engages Consultant as a consultant, and Consultant hereby accepts such engagement as a part-time consultant with the Company. During the term of Consultant's engagement under this Agreement, Consultant shall stand ready and shall furnish to the Company, by telephone or in person, upon reasonable notice and at reasonable times, services of an advisory or consulting nature with respect to its business and affairs, including training, advising and assisting Robert G. Cutlip (or such other individual as the Company may designate) with respect to the day-to-day operations of the Company's activities in the Raleigh-Durham-Chapel Hill area of North Carolina (the "Research Triangle"), assisting and advising the Company with respect to certain strategic initiatives, not limited to the Research Triangle, and making such internal and external announcements as shall reasonably be requested by the Company. Notwithstanding the foregoing, Consultant shall not be required to render services hereunder during reasonable vacation periods or times of illness, disability or other incapacity.


          1.2.  Appointment to the Board of Directors.   During the term of this
                -------------------------------------
Agreement, Consultant shall be nominated for election as a member of the Board of Directors of the Company, Weeks GP Holdings, Inc. and Weeks LP Holdings, Inc.; provided, however, the Company shall not be obligated to nominate Consultant for election as a member of the Board of Directors of the foregoing entities if a change of control shall have occurred with respect to the Company. In the event a change of control in the Company occurs and Consultant is not nominated for election as member of the foregoing Boards of Directors, (i) the lock-up periods applicable to Consultant set forth in each of the Registration Rights and Lock-Up Agreements dated December 31, 1996 by and among Consultant, the Company and the other parties therein identified shall expire immediately and (ii) the conversion rights applicable to Consultant set forth in Exhibit D to the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. dated December 31, 1996 shall become exercisable immediately.

          1.3.  License to Use "Lichtin" Name.  Until October 1, 1998,
                -----------------------------
Consultant hereby grants to the Company a royalty-free, non-exclusive license to use, including a right to sublicense to affiliates of the Company, the names "Lichtin", "Lichtin Properties", and any derivations thereof for the sole purpose of (i) promoting the leasing and marketing of the Company's office, warehouse, and research and development space in and around Wake County, North Carolina and the Research Triangle area and (ii) the Company's property management services; provided, however, if Consultant ceases to be engaged by the Company because of a For Cause Termination (as provided for in Section 3.2(b) hereof), the term of the license granted in this Section 1.3 shall continue so long as Consultant is bound by the terms of that certain Noncompetition Agreement by and between Consultant and the Company (as therein defined) dated December 31, 1996, as amended. The Company acknowledges and agrees that Consultant is the sole and exclusive owner of the right to use the name "Lichtin", "Lichtin Properties", and the derivations thereof and logos embodying such names and all of the good will associated therewith and that the same shall remain at all times the sole and exclusive property of Consultant. All use by the Company of the names "Lichtin", "Lichtin Properties", and the derivations thereof, and any logos in connection therewith shall be deemed to inure exclusively to the benefit of Consultant. To the extent that any rights in or to the name or any logo used in connection therewith or any aspect thereof are deemed to accrue to the Company, the Company hereby irrevocably assigns any and all such rights, at such time as they may be deemed to accrue, including any and all related good will, to Consultant. The Company further agrees that it will not apply to, register, use or claim any rights in the name or any aspects thereof (including the good will related thereto) except to the limited extent provided herein.

          1.4   Independent Contractor.  In rendering services hereunder,
                ----------------------
Consultant shall be acting as an independent contractor. This Agreement is not an employment agreement and Consultant is not and will not become by performance of services hereunder an employee of the Company.

                                 (S) 2.

                           Consulting Fee; Expenses
                           ------------------------

          2.1.  Base Consulting Fee.  Commencing on the Effective Date (as
                -------------------
defined in (S) 3.1), the Company shall pay Consultant a consulting fee equal to $65,000 per annum (which amount shall be pro-rated for the remainder of 1997) and commencing on January 1, 1998, the Company shall pay Consultant during the remaining term of Consultant's engagement under this Agreement a consulting fee equal to $190,000 per annum (the "Base Compensation"). Consultant's Base Compensation shall not be reduced below $65,000 before January 1, 1998 or below $190,000 on or after January 1, 1998. The Base Compensation shall be paid to Consultant in accordance with the payroll procedures in effect from time to time with respect to executive officers of the Company.

          2.2.  Expenses.  Consultant shall be reimbursed for all reasonable
                --------
business-related expenses incurred by Consultant at the request of or on behalf of the Company.

          2.3.  Participation in Employee Benefit Plans.  During the term of
                ---------------------------------------
Consultant's engagement under this Agreement, Consultant shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, profit sharing, and other benefit plans as the Company shall maintain from time to time for the benefit of executive officers of the Company, on the terms and subject to the conditions set forth in such plans; provided, however, Consultant shall not be entitled to participate in any incentive compensation plans maintained by the Company or any of its affiliates. Consultant acknowledges and agrees that Consultant is not entitled to any incentive compensation from the Company or its affiliates for 1997 or any prior period.

          2.4.  Automobile Allowance.  Commencing on the Effective Date, during
                --------------------
the term of Consultant's engagement under this Agreement, the Company shall pay Consultant an automobile allowance of $600.00 per month.

                                 (S) 3.

                              Term of Engagement
                              ------------------

          3.1.  Term of Engagement.  Unless earlier terminated in accordance
                ------------------
with (S) 3.2, the engagement of Consultant under this Agreement shall commence as of the date that this Agreement is executed (the "Effective Date") and shall continue up to December 31, 1999. Thereafter, Consultant's engagement under this Agreement shall be extended for such period, if any, as agreed to in writing by Consultant and the Company.

          3.2.  Termination.  Consultant's engagement under this Agreement may
                -----------
be terminated

          (a) by the Company upon the death or total disability of Consultant (total disability meaning the inability of Consultant to perform his normal required services under this Agreement for a period of six consecutive months during the term of this Agreement by reason of Consultant's mental or physical disability, as reasonably determined by the Board of Directors or other governing body of the Company) (which shall be referred to individually and collectively as a "Disability Termination"); or

          (b) by the Company for "cause," which shall exist only upon the occurrence of one or more of the following: (i) Consultant is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement to the material damage or prejudice of the Company or any affiliate of the Company, as determined by the Board of Directors or other governing body of the Company in good faith, or (ii) Consultant engages in a fraudulent act relating to the business of the Company or any affiliate of the Company, as determined by the Board of Directors or other governing body of the Company in good faith (which shall be referred to individually and collectively as a "For Cause Termination"); or

          (c) by the Company for any reason other than a For Cause Termination or a Disability Termination (which shall be referred to as a "No Cause Termination"); or

          (d) by Consultant voluntarily for any reason other than an Employee-Initiated Termination (as defined in (S) 3.2(e)) after giving 30 days prior written notice to the Company (which shall be referred to as a "Voluntary Termination"); or

          (e) by Consultant for "cause", which shall exist if the Company fails to cure within ten days after receiving written notice from Consultant of the occurrence of any of the following: (i) Consultant fails to be nominated by the Company for reelection during the term of this Agreement as a member of the Board of Directors of the Company, the Board of Directors of Weeks GP Holdings, Inc., and the Board of Directors of Weeks LP Holdings, Inc., subject to the proviso and the conditions contained in
     Section 1.2 hereof, (ii) there is a decrease in Consultant's Base Compensation, or (iii) there is a material decrease in the value of Consultant's benefits package provided by the Company (as described in (S) 4.2(iii)) without his consent (which shall be referred to as an "Employee-Initiated Termination").

                                 (S) 4.

                            Results of Termination
                            ----------------------

          4.1.  Termination As Result of Voluntary Termination or For Cause
                -----------------------------------------------------------
Termination.  If Consultant's engagement under this Agreement is terminated as a
-----------
result of a Voluntary Termination or a For Cause Termination, Consultant shall not thereafter be entitled to receive any Base Compensation or benefits for periods following such termination; provided, however, that Consultant shall be entitled to receive any Base Compensation and expense reimbursements that may be owed to Consultant but are unpaid as of the date on which Consultant's engagement is terminated.

          4.2.  Termination As Result of No Cause Termination or Employee-
                ---------------------------------------------------------
Initiated Termination.  If Consultant's engagement under this Agreement is
---------------------
terminated as a result of a No Cause Termination or an Employee-Initiated Termination, Consultant shall be entitled to receive (i) any Base Compensation and expense reimbursements that may be owed to Consultant but are unpaid as of the date on which Consultant's engagement is terminated, (ii) additional compensation equal to the total Base Compensation Consultant would have received (assuming the Base Compensation as in effect on the date of such termination; provided, however, if the date of such termination is prior to January 1, 1998, for purposes of computing such additional compensation, the Base Compensation in effect for periods beginning on or after January 1, 1998 shall be $190,000) for the period from the date of termination up to, but not including, December 31, 1999, or, if later, through the remainder of his term of engagement under any extension of this Agreement, and (iii) continuation of the benefits (e.g., medical insurance and life insurance) at the same premium cost to Consultant, and at the same coverage levels as in effect on the date of such termination for the period from the date of termination up to, but not including, December 31, 1999, or, if later, through the remainder of his term of engagement under any extension of this Agreement, and at the end of such period, Consultant shall be entitled to elect continued medical coverage in accordance with the coverage continuation provisions of Sections 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended. The compensation referred to in (i) and (ii) above shall be paid, in equal installments, at the same times Consultant would have received Base Compensation payments had he remained a consultant, unless the Company elects to make such payments (without discount for early payment) sooner. The compensation referred to in (i), (ii), and (iii) above shall constitute the sole and exclusive remaining compensation due to Consultant hereunder.

          4.3.  Termination as a Result of a Disability Termination Event.  If
                ---------------------------------------------------------
Consultant's engagement under this Agreement is terminated as a result of a Disability Termination, (i) Consultant shall be entitled to receive any Base Compensation that may be owed to Consultant but is unpaid as of the date on which Consultant's engagement is terminated, and (ii) Consultant (or at his death, his designated beneficiary, if any, or if none, his surviving spouse or, if none, his estate) shall continue to receive Consultant's Base Compensation for the month in which such termination occurs and for the following six months. If payment of Base Compensation is to be made to Consultant's estate, such payment shall be made as soon as practical after Consultant's death in a single lump sum (without discount for early payment) equal to the total amount of Base Compensation payable to the estate.

          4.4.  Other Employee Benefit Plans and Arrangements.  The benefits, if
                ---------------------------------------------
any, payable to or on behalf of Consultant upon his termination of engagement from the Company under any other employee benefit plans and arrangements not specifically provided for herein shall be governed by the terms and conditions for benefit payments set forth in such plans and arrangements.

                                    (S) 5.

                                 Miscellaneous
                                 -------------

          5.1.  Allocation of Income.  Consultant hereby acknowledges that the
                --------------------
Company and its related affiliates may allocate certain portions of Consultant's compensation among the Company and its affiliates. Consultant agrees to such allocation and acknowledges that for purposes of this Agreement, Consultant will be deemed to be engaged by, and to perform services for, the entity to which such compensation is allocated.

          5.2.  Binding Effect.  This Agreement shall inure to the benefit of
                --------------
and shall be binding upon Consultant and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that Consultant shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Company.

          5.3.  Construction of Agreement.  No provision of this Agreement or
                -------------------------
any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

          5.4.  Arbitration of Disputes.  If a dispute arises between the
                -----------------------
parties, then the parties agree that their respective representatives shall meet and consult in good faith and attempt to settle the dispute, within thirty (30) days of written notice thereof, as a condition precedent to the initiation of arbitration proceedings as set forth below.

     Any dispute, controversy, or claim arising out of or relating to this Agreement, the breach, termination or invalidity thereof, or Consultant's engagement, including claims of tortious interference or other tort or statutory claims, and including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration in accordance with the Employment Dispute Arbitration Rules of the American Arbitrators Association then in effect. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration under this Agreement shall be held in Raleigh, North Carolina, or at such other place as may be selected by mutual agreement of the parties.

     The arbitrator shall be mutually acceptable to the parties, or failing agreement, selected pursuant to the Employment Dispute Arbitration Rules of the American Arbitrators Association. The parties intend that the arbitrator shall be independent and impartial. To this end, the arbitrator shall disclose to the parties any professional, family, or social relationships, past or present, with any party or counsel.

     Strict rules of evidence shall not apply in any arbitration conducted pursuant to this Agreement. The parties may offer such evidence as they desire and the arbitrator shall accept such evidence as the arbitrator deems relevant to the issues and accord it such weight as the arbitrator deems appropriate. The arbitrator shall have the discretion to order a prehearing exchange of information by the parties, including without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties. No party shall be allowed, however, to take more than one deposition of the opposing party and no deposition shall last longer than six (6) hours. All disputes regarding discovery shall be decided by the arbitrator.

     The arbitrator award shall be in writing and shall specify the factual and legal bases for the award. In rendering the award, the arbitrator shall determine the respective rights and obligations of the parties according to the laws of the State of North Carolina or, if applicable, federal law. The arbitrator shall have the authority to award any remedy or relief that a federal or state court within the State of North Carolina could order or grant.

     Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties, pending the arbitrator's determination of the merits of the parties' dispute. This shall include orders of attachment, temporary restraining orders, injunctions, and appointment of a receiver. If the arbitrator issues such an order, either party may immediately apply to a court of competent jurisdiction for enforcement of the order, even though the arbitrator may not have rendered a final award.

     All fees and expenses of the arbitration, including the fees of the arbitrator and the expense of each parties' counsel, experts, witnesses and preparation and presentation of proofs, shall be paid by Company.

     Unless legally required to do so, neither party may disclose the existence, content, or results of any arbitration under this Agreement without the prior written consent of the other party, nor may the arbitrator disclose any such information without the consent of both parties. This provision shall apply to all aspects of the arbitration proceeding, including without limitation, discovery, testimony, other evidence, briefs, and the award.

     It is the specific intent of the parties that this arbitration clause be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq. ("FAA"); however, if this cause is unenforceable for any reason under the FAA, then the parties intend that it be governed by the provisions of the Uniform Arbitration Act, N.C. Gen. Stat. (S)(S) 1-567.1 through 1-567.20.

     Both Consultant and Company represent and warrant they have read the foregoing Section 5.3, that they have had an opportunity to consult with and receive advice from legal counsel regarding the foregoing Section 5.3, and that they hereby forever waive all rights to assert that this Section 5.3 was the result of duress, coercion, or mistake of law or fact.

     _____ _____  (Initial of both parties in each space).

          5.5.  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of North Carolina, not including the choice of law rules thereof.

          5.6.  Survival of Agreements.  All covenants and agreements made
                ----------------------
herein shall survive the execution and delivery of this Agreement and the termination of Consultant's engagement hereunder for any reason.

          5.7.  Headings.  The section and paragraph headings contained in this
                --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.8.  Notices.  All notices, requests, consents and other
                -------
communications hereunder shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:

             (a)  If to Consultant:

                    Mr. Harold S. Lichtin
                    1023 Cowper Drive
                    Raleigh, North Carolina 27608

                    with a  copy to:

                    Mr. Alan H. Peterson
                    Kennedy Covington Lobdell & Hickman, L.L.P.
                    Two Hannover Square
                    434 Fayetteville Street Mall, Suite 1900
                    Raleigh, North Carolina  27602-1070

             (b)  If to the Company, addressed to:

                    Weeks Corporation
                    4497 Park Drive
                    Norcross, Georgia  30093
                    Attention:  Chief Executive Officer

                     with a copy to:

                    Mr. William B. Fryer
                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia  30303-1763

          5.9.  Counterparts.  This Agreement may be executed in two or
                ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          5.10.  Entire Agreement.  This Agreement constitutes the
                 ----------------
entire agreement of the parties with respect to the subject matter hereof and upon the Effective Date will supersede and replace all prior agreements, written and oral, between the parties hereto or with respect to the subject matter hereof, including without limitation, the Employment Agreement by and between Consultant and the Company dated December 31, 1996. Each of the Company and Consultant hereby acknowledges and agrees that simultaneously with the execution and delivery of this Agreement, the Employment Agreement by and between Consultant and the Company dated December 31, 1996 shall be terminated and thereafter deemed null, void and without further force or effect. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

          5.11.   No Violation with Other Agreements.   Nothing in
                  ----------------------------------
this Agreement shall be deemed to interfere with or be in violation of any other obligation of Consultant that may exist under other agreements to which Consultant is a party; provided, however, that such other agreements do not otherwise violate Section 1.1 hereof.

          5.12.  Amendment; Waiver.  Except as otherwise expressly
                 -----------------
provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

          5.13.  Severability.  If fulfillment of any provision of
                 ------------
this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole in part, then such clause or provision only shall be held ineffective to the extent of such invalidity, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  WEEKS CORPORATION



                                  By:
                                     --------------------------------

                                  Title:
                                        -----------------------------


                                  CONSULTANT


                                  ----------------------------------
                                  Harold S. Lichtin